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                   [Letterhead of Jones, Day, Reavis & Pogue]


                                                                     EXHIBIT 5.1

2634:tzf
961228-065-003

June 11, 1996

Michaels Stores, Inc.
5931 Campus Circle Drive
Irving, Texas 75036

Re: $125,000,000 Aggregate Principal Amount of Notes
   Due 2006 to be Sold in an Underwritten Offering

Ladies and Gentlemen:

    We are acting as counsel to Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the creation and the authorization of the issuance and sale of $125,000,000 aggregate principal amount of Senior Notes due 2006 (the "Notes") to be issued pursuant to an indenture to be entered into between the Company and The Bank of New York, as Trustee (the "Indenture").

    We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based thereupon, we are of the opinion that:

        (1) The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company.

        (2) The Notes have been duly authorized and, when duly executed by the Company, duly authenticated by the Trustee and delivered to and paid for in the manner contemplated in the Registration Statement (as defined below), the Notes will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

    In rendering the foregoing opinion, we have assumed the due authorization, execution, and delivery of the Indenture on behalf of the Trustee, and we have relied as to certain factual matters, without independent verification, upon certificates and other assurances of officers of the Company and public officials. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.
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Michaels Stores, Inc.
June 11, 1996
Page 2

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company to effect the Registration of the Notes under the Securities Act of 1933, as amended, and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                          Very truly yours,


                                              /s/ JONES, DAY, REAVIS & POGUE


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                                                Jones, Day, Reavis & Pogue